UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 18, 2013 (December 12, 2013)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Amendment of Associate Stock Purchase Plan

On December 12, 2013, the Board of Directors of Brookdale Senior Living Inc. (the "Company") approved the First Amendment (the "First Amendment") to the Brookdale Senior Living Inc. Associate Stock Purchase Plan (the "ASPP") to eliminate the "evergreen" provision providing for automatic annual increases in the number of shares of common stock available for issuance under the ASPP after the increase in shares that took effect on January 1, 2013.  The ASPP provides eligible employees of the Company and its subsidiaries the opportunity to purchase shares of the Company's common stock on a quarterly basis at a discounted price through accumulated payroll deductions.  The purpose of the ASPP is to provide an incentive for eligible employees to become stockholders.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

A brief description of the material terms of the ASPP is set forth in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2008 (the "2008 Form 8-K") and is incorporated herein by reference.  That summary and the foregoing description of the ASPP are qualified in their entirety by reference to the full text of the ASPP, which was filed as Exhibit 10.1 to the 2008 Form 8-K and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Brookdale Senior Living Inc. Associate Stock Purchase Plan, effective as of December 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	December 18, 2013	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Vice President, Co-General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	First Amendment to Brookdale Senior Living Inc. Associate Stock Purchase Plan, effective as of December 12, 2013.